Renaissance 2003-1
Fixed PT
Y Structure with Fixed Subs

Wachovia Securities

Balance	$142,300,000.00	Delay	24	WAC	8.603
Coupon	3.494	Dated	3/1/2003	NET	7.932598
Settle	3/27/2003	First Payment	4/25/2003	WAM	322

			Prepayment Ramp (Fixed / Arm)
Price	0% / 0%	50% / 50%	85% / 75%	115% / 100%	150% / 150%	175% / 175%	200% / 200%
	Yield	Yield	Yield	Yield	Yield	Yield	Yield
100.0000	3.498	3.470	3.447	3.427	3.403	3.382	3.358

WAL	14.82	5.47	3.56	2.73	2.13	1.80	1.51
Mod Durn	10.82	4.67	3.19	2.50	1.99	1.70	1.44
Mod Convexity	1.74	0.38	0.18	0.11	0.07	0.05	0.03
Principal Window	Apr03 - Nov30	Apr03 - Dec18	Apr03 - Oct13	Apr03 - Mar11	Apr03 - Mar09	Apr03 - Apr08	Apr03 - Aug07
Payment Window	Apr03 - Nov30	Apr03 - Dec18	Apr03 - Oct13	Apr03 - Mar11	Apr03 - Mar09	Apr03 - Apr08	Apr03 - Aug07

Fixed PT (with lock-out)
Y Structure with Fixed Subs
Balance	$84,530,000.00	Delay	24	WAC	8.603
Coupon	4.038	Dated	3/1/2003	NET	7.932598
Settle	3/27/2003	First Payment	4/25/2003	WAM	322

			Prepayment Ramp (Fixed / Arm)
Price	0% / 0%	50% / 50%	85% / 75%	115% / 100%	150% / 150%	175% / 175%	200% / 200%
	Yield	Yield	Yield	Yield	Yield	Yield	Yield
100.0000	4.052	4.030	4.011	3.994	3.973	3.954	3.930

WAL	19.75	7.86	5.06	3.83	2.95	2.46	2.02
Mod Durn	13.20	6.42	4.40	3.43	2.70	2.28	1.90
Mod Convexity	2.33	0.58	0.27	0.17	0.10	0.07	0.05
Principal Window	Aug15 - Nov30	Jun06 - Dec18	May05 - Oct13	Dec04 - Mar11	Aug04 - Mar09	Jun04 - Apr08	May04 - Aug07
Payment Window	Apr03 - Nov30	Apr03 - Dec18	Apr03 - Oct13	Apr03 - Mar11	Apr03 - Mar09	Apr03 - Apr08	Apr03 - Aug07

Fixed 100% PPC: 4-20 CPR in 12 months
Arm 100% PPC: 4-35 CPR in 30 months

Wachovia Securities is the trade name for the corporate and investment banking services of Wachovia Corporation and its subsidiaries, including Wachovia Securities, Inc. ("WSI"), member NYSE, NASD, SIPC.   This report(s) is for your information only and is not an offer to sell, or a solicitation of an offer to buy, the securities or instruments named or described in the report.  Interested parties are advised to contact the entity with which they deal, or the entity that provided this report to them, if they desire further information.  The information in this report has been obtained or derived from sources believed by (Wachovia Securities, Inc. or WSI) to be reliable, but WSI does not represent that this information is accurate or complete.  Any opinions or estimates contained in this report represent the judgment of WSI at this time, and are subject to change without notice.  WSI or its affiliates may from time to time provide advice with respect to, acquire, hold, or sell a position on the securities mentioned herein.